GTT Reports Second Quarter 2019 Financial Results
Q2 Revenue Grew 33% Year-Over-Year to $434 Million
Q2 Net Loss of $33 Million
Q2 Adjusted EBITDA Grew 50% Year-Over-Year to $112 Million
Announces Free Cash Flow Target of $175-$200 Million for 2020
Hires Advisor to Explore Sale of Certain Non-Strategic Assets
Adopts Plan Designed to Protect NOL's

MCLEAN, Va., August 8, 2019 - GTT Communications, Inc. (NYSE: GTT), a leading global cloud networking provider to multinational clients, announced today its financial results for the quarter ended June 30, 2019.
Second quarter highlights:

•	Revenue of $433.8 million grew 32.7% compared to 2Q18, and declined 3.6% compared to 1Q19.

•
Net loss was $33.3 million compared to net loss of $136.3 million in 2Q18 and net loss of $27.3 million in 1Q19. The net losses in all periods are primarily the result of non-recurring costs, including exit, transaction and integration costs of $12.1 million, $13.7 million, and $12.0 million in 2Q19, 2Q18, and 1Q19, respectively, and change in fair value of exchange rate and interest rate hedges of $19.9 million, $98.1 million, and $15.3 million in 2Q19, 2Q18, and 1Q19, respectively.

•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) of $112.0 million grew 49.5% compared to 2Q18 and declined 8.3% compared to 1Q19. Adjusted EBITDA margin was 25.8% compared to 22.9% in 2Q18 and 27.1% in 1Q19.

•	Capital expenditures were $19.2 million (4.4% of revenue) compared to $19.3 million in 2Q18 (5.9% of revenue) and $32.1 million in 1Q19 (7.1% of revenue).

•
Using constant currency (i) 2Q19 revenue and Adjusted EBITDA would have been higher than reported by $13.1 million and $4.4 million, respectively, compared to 2Q18, and (ii) 2Q19 revenue and Adjusted EBITDA would have been higher than reported by $2.4 million and $0.7 million, compared to 1Q19.

•
On a pro forma basis, assuming (i) the historical results of Interoute (as defined in Annex A hereto) had been included for all periods presented, and (ii) constant currency: 2Q19 revenue and Adjusted EBITDA declined 3.1% and grew 7.5%, respectively, compared to 2Q18, and declined 3.1% and 7.8%, respectively, compared to 1Q19.

•
In addition, the Company announced that (i) it has established a Free Cash Flow target of $175 - 200 million for 2020 (refer to Annex A for more information regarding the computation of Free Cash Flow) and (ii) it has hired an advisor to explore the sale of certain non-strategic assets that have been acquired over the past several years, with the primary objective of reducing debt.

See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Unlevered Free Cash Flow, constant currency and pro forma calculations.

Net Operating Losses (NOL) Rights Plan:
GTT also announced today that its Board of Directors has adopted a Section 382 Rights Agreement (NOL Rights Plan). The NOL Rights Plan is designed to protect GTT's net operating loss carryforwards (NOLs) available under Section 382 of the Internal Revenue Code (Code). At June 30, 2019, GTT had $217 million of NOLs available for use to offset GTT's future federal taxable income.
GTT's ability to use its NOLs would be substantially limited if GTT experienced an "ownership change" as defined under Section 382 of the Code. Generally, an ownership change would occur if GTT's shareholders who are deemed to be owners of 5% or more of GTT shares under Section 382 collectively increase their aggregate ownership of GTT's shares by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. In order to protect shareholder value and prevent GTT's NOLs from being limited or permanently lost under Section 382, the NOL Rights Plan seeks to deter trading that would result in such an ownership change. The NOL Rights Plan has not been adopted as an anti-takeover measure.

Under the NOL Rights Plan, one right will be distributed for each share of GTT's common stock outstanding as of the close of business on August 19, 2019, and will trade with the common stock until the rights expire or detach as noted below. The distribution of the rights is not taxable to shareholders, and shareholders are not required to take any action to receive the rights. The NOL Rights Plan will have a limited term and the rights will expire prior to the earliest of (1) August 7, 2022, (2) the time at which the rights are redeemed or exchanged by GTT as described in the NOL Rights Plan, (3) the day after GTT’s 2020 annual meeting of shareholders if shareholders do not vote to ratify the NOL Rights Plan at the meeting, (4) the date that Section 382 of the Code is repealed if the Board determines that the NOL Rights Plan is no longer needed for the preservation of tax benefits and (5) the first day of a taxable year if the Board determines that no tax benefits are available to be carried forward. The NOL Rights Plan may be extended by the Board prior to the expiration of the rights, as long as the extension is submitted to GTT’s shareholders for ratification at the annual meeting following such extension.
If at any time after the Board's adoption of the NOL Rights Plan (subject to certain exceptions) a person or group obtains beneficial ownership of 4.9% or more of GTT's common stock outstanding at the time of such acquisition, or an existing holder with greater than 4.9% ownership acquires additional shares representing at least an additional 0.25% of GTT's common stock outstanding at the time of such acquisition (subject to certain exceptions), there would be a triggering event causing significant dilution in the economic and voting interests of that person or group. GTT's independent directors have the discretion to exempt any person or group for purposes of the NOL Rights Plan if they determine the acquisition by that person or group will not jeopardize tax benefits or is otherwise in the company's best interests.
Additional information regarding the NOL Rights Plan, including the full text of the NOL Rights Plan, will be contained in a Form 8-K and a Registration Statement on Form 8-A to be filed by GTT with the Securities and Exchange Commission.

Conference Call Information
GTT will hold a conference call on Thursday, August 8, 2019 at 8:30 a.m. Eastern Time. To participate in the live conference call, interested parties may dial +1-844-875-6916 or +1-412-317-6714 and ask for the GTT call, or view the webcast at GTT’s website.

A telephonic replay of the conference call will be available for one week and may be accessed by calling +1-877-344-7529 or +1-412-317-0088 and using the passcode 10132475. The webcast will be archived in the investor relations section of GTT's website.

Forward-Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current view of GTT Communications, Inc. ("GTT", "we" or "us"), with respect to its plans, objectives and strategies or future events or future financial performance. From time to time, GTT also provides forward-looking statements in other materials GTT releases to the public or files with the U.S. Securities and Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the effects on our business and customers of general economic and financial market conditions; our ability to achieve the expected benefits of certain transactions; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to prevent process and system failures or security breaches that significantly disrupt the availability and quality of the services that we provide; our ability to maintain adequate liquidity and produce sufficient cash flow to fund acquisitions and capital expenditures; our ability to meet all the terms and conditions of our debt obligations; our ability to obtain capital to grow our business; our ability to utilize our net operating losses; expectations regarding the trading price of our common stock; our ability to complete acquisitions or divestitures and effectively integrate any business or operation acquired; foreign exchange rate fluctuations; and fluctuations in our effective tax rate. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2018. Statements in this release should be evaluated in light of these important factors.

About GTT
GTT connects people across organizations, around the world and to every application in the cloud. Our clients benefit from an outstanding service experience built on our core values of simplicity, speed and agility. GTT owns and operates a global Tier 1 internet network and provides a comprehensive suite of cloud networking services. For more information on GTT (NYSE: GTT), please visit www.gtt.net.

GTT Media Inquiries:
Marion Janic, RooneyPartners
+1-212-223-4017
mjanic@rooneyco.com

Bob Cavosi, RooneyPartners
+1-646-638-9891
rcavosi@rooneyco.com

GTT Investor Relations:
Jody Burfening/Carolyn Capaccio, LHA
+1-212-838-3777
ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Telecommunications services	$433.8	$326.8	$884.0	$587.4

Operating expenses:
Cost of telecommunications services	237.5	179.4	479.3	320.9
Selling, general and administrative expenses	97.6	89.7	201.7	157.8
Severance, restructuring and other exit costs	6.4	5.3	9.2	7.2
Depreciation and amortization	61.2	48.2	124.0	88.0
Total operating expenses	402.7	322.6	814.2	573.9
Operating income	31.1	4.2	69.8	13.5

Other expense:
Interest expense, net	(49.3)	(30.2)	(97.5)	(51.1)
Loss on debt extinguishment	—	(13.8)	—	(13.8)
Other expense, net	(14.9)	(97.6)	(30.9)	(115.1)
Total other expense	(64.2)	(141.6)	(128.4)	(180.0)
Loss before income taxes	(33.1)	(137.4)	(58.6)	(166.5)
Provision for (benefit from) income taxes	0.2	(1.1)	2.0	0.5
Net Loss	$(33.3)	$(136.3)	$(60.6)	$(167.0)

Loss per share:
Basic	$(0.59)	$(2.83)	$(1.08)	$(3.60)
Diluted	$(0.59)	$(2.83)	$(1.08)	$(3.60)

Weighted average shares:
Basic	56,248,530	48,221,341	56,045,002	46,435,245
Diluted	56,248,530	48,221,341	56,045,002	46,435,245

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in millions, except per share data)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$33.7	$55.3
Accounts receivable, net of allowances	238.9	174.5
Prepaid and other current assets	42.6	49.2
Total current assets	315.2	279.0
Property and equipment, net	1,821.8	1,870.4
Operating lease right of use assets	394.9	—
Intangible assets, net	507.3	552.4
Goodwill	1,773.4	1,738.0
Other long-term assets	82.1	97.8
Total assets	$4,894.7	$4,537.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$349.1	$316.0
Operating lease liabilities	77.0	—
Finance lease liabilities	5.2	6.7
Long-term debt	34.8	39.9
Deferred revenue	82.9	84.2
Total current liabilities	549.0	446.8
Operating lease liabilities, long-term portion	304.7	—
Finance lease liabilities, long-term portion	36.9	35.1
Long-term debt, long-term portion	3,157.3	3,151.6
Deferred revenue, long-term portion	274.0	287.0
Deferred tax liabilities	179.6	176.2
Other long-term liabilities	38.0	26.2
Total liabilities	4,539.5	4,122.9
Commitments and contingencies
Stockholders’ equity:
Total stockholders’ equity	355.2	414.7
Total liabilities and stockholders’ equity	$4,894.7	$4,537.6

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(33.3)	$(136.3)	$(60.6)	$(167.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61.2	48.2	124.0	88.0
Share-based compensation	7.6	8.7	16.3	14.6
Debt discount amortization	1.6	0.4	3.5	0.2
Loss on debt extinguishment	—	13.8	—	13.8
Amortization of debt issuance costs	1.1	1.1	2.3	2.3
Change in fair value of derivative financial liability	20.0	98.1	35.2	115.3
Excess tax benefit from share-based compensation	0.3	(2.3)	0.6	(4.7)
Deferred income taxes	(3.4)	1.4	(2.4)	4.2
Changes in operating assets and liabilities, net of acquisitions	(40.0)	(17.5)	(87.7)	(38.2)
Net cash provided by operating activities	15.1	15.6	31.2	28.5

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(2,173.1)	(0.5)	(2,207.4)
Purchase of customer contracts	(0.2)	—	(0.2)	—
Settlement of deal-contingent foreign currency hedge	—	(105.8)	—	(105.8)
Purchases of property and equipment	(19.2)	(19.3)	(51.3)	(32.5)
Net cash used in investing activities	(19.4)	(2,298.2)	(52.0)	(2,345.7)

Cash flows from financing activities:
Proceeds from debt	—	2,634.5	26.0	2,634.5
Repayment of debt	(9.5)	(692.5)	(21.1)	(694.3)
Payment of holdbacks	(3.2)	(3.8)	(6.5)	(9.4)
Debt issuance costs paid to third parties and lenders	(0.2)	(58.4)	(0.2)	(58.5)
Proceeds from equity issuance, net of issuance costs	—	424.5	—	424.5
Repayment of finance leases	—	(1.0)	(0.6)	(1.7)
Proceeds from issuance of common stock under ESPP	0.7	0.3	0.8	0.4
Tax withholding related to the vesting of restricted stock	(0.1)	(5.0)	(0.4)	(10.2)
Exercise of stock options	0.4	0.6	0.8	1.2
Net cash (used in) provided by financing activities	(11.9)	2,299.2	(1.2)	2,286.5
Effect of exchange rate changes on cash	(0.8)	2.7	0.4	3.2
Net (decrease) increase in cash, cash equivalents, and restricted cash	(17.0)	19.3	(21.6)	(27.5)
Cash, cash equivalents, and restricted cash at beginning of period	50.7	54.4	55.3	101.2
Cash, cash equivalents, and restricted cash at end of period	$33.7	$73.7	$33.7	$73.7

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as supplemental information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with or a substitute for GAAP, and they may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure in this press release, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and, from time to time, other non-cash or nonrecurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our credit agreement.

The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

The following is a reconciliation of Adjusted EBITDA from Net Loss (amounts in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA
Net loss	$(33.3)	$(136.3)	$(60.6)	$(167.0)
Provision for income taxes	0.2	(1.1)	2.0	0.5
Interest and other expense, net	64.2	127.8	128.4	166.2
Loss on debt extinguishment	—	13.8	—	13.8
Depreciation and amortization	61.2	48.2	124.0	88.0
Severance, restructuring and other exit costs	6.4	5.3	9.2	7.2
Transaction and integration costs	5.7	8.4	14.9	14.3
Share-based compensation	7.6	8.8	16.3	14.6
Adjusted EBITDA	$112.0	$74.9	$234.2	$137.6

Free Cash Flow, Adjusted Free Cash Flow, and Adjusted Unlevered Free Cash Flow

Free Cash Flow is defined as net cash provided by operating activities less purchases of property and equipment. Adjusted Free Cash Flow is defined as Free Cash Flow adjusted to exclude cash paid for severance, restructuring and other exit costs, and acquisition-related transaction and integration costs. Adjusted Unlevered Free Cash Flow is defined as Adjusted Free Cash Flow before interest. Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow are not measurements of our financial performance under GAAP and should not be considered in isolation, or as alternatives to net cash flows provided by operating activities, total net cash flows, or any other performance measure derived in accordance with GAAP.

We use Free Cash Flow and Adjusted Free Cash Flow as a measure to evaluate cash generated through normal operating activities. We believe that the presentation of Free Cash Flow and Adjusted Free Cash Flow are relevant and useful to investors because they provide measures of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital. We use Adjusted Unlevered Free Cash Flow as a measure to evaluate cash generated through normal operating activities prior to debt service as our debt capital structure will change over time. We believe that the presentation of Adjusted Unlevered Free Cash Flow is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

The following is a reconciliation of Free Cash Flow, Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow from Cash provided by operating activities (amounts in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$15.1	$15.6	$31.2	$28.5
Purchases of property and equipment	(19.2)	(19.3)	(51.3)	(32.5)
Free Cash Flow	(4.1)	(3.7)	(20.1)	(4.0)
Severance, restructuring and other exit costs	8.5	6.9	16.9	11.6
Transaction and integration costs	5.1	9.9	14.8	13.8
Adjusted Free Cash Flow	9.5	13.1	11.6	21.4
Cash paid for interest	33.4	30.0	65.4	61.3
Adjusted Unlevered Free Cash Flow	$42.9	$43.1	$77.0	$82.7

The following is our Free Cash Flow guidance for FY20 (amounts in millions):

	FY20 Guidance Range
	Low End	High End
Net cash provided by operating activities	$265.0	$300.0
Purchases of property and equipment	(90.0)	(100.0)
Free Cash Flow	$175.0	$200.0

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency data offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current-period local currency financial results using prior-period exchange rates and comparing these adjusted amounts to our prior-period reported results.

Pro Forma Financial Information
In addition to financial measures prepared in accordance with GAAP, from time to time we may use or publicly disclose certain “pro forma” financial measures in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. We believe these certain pro forma financial measures provide a more comparable view of our results relative to prior periods, particularly given the number of acquisitions we have completed in the past.

The following unaudited pro forma financial information and related notes present the historical information of GTT as if the acquisition of Interoute Communications S.A. ("Interoute") had occurred on the first day of the period presented. The pro forma adjustments included herein reflect final accounting policy convergence adjustments that may differ from the pro forma financial information presented in any Form 8-K/A's previously filed with the SEC.

For the three months ended June 30, 2019, compared with the three months ended June 30, 2018, the following unaudited financial information presents historical GTT information as if the acquisition of Interoute had occurred on the first day of the period presented, as reported and in constant currency:

($ in millions)	Three Months Ended June 30,
	2019	2018
Revenue
GTT as reported	$433.8	$326.8
Interoute, net of pro forma adjustments (1)	—	134.5
Pro Forma Revenue	$433.8	$461.3
Pro Forma % Growth	(6.0)%
Pro Forma % Growth (Constant Currency)	(3.1)%

Adjusted EBITDA
GTT as reported	$112.0	$74.9
Interoute, net of pro forma adjustments (2)	—	33.4
Pro Forma Adjusted EBITDA	$112.0	$108.3
Pro Forma Adjusted EBITDA Margin %	25.8%	23.5%
Pro Forma % Growth	3.4%
Pro Forma % Growth (Constant Currency)	7.5%

(1) Pro forma adjustments include (i) revenue recognized by Interoute from GTT, net of revenue recognized by GTT from Interoute prior to the close date; (ii) adjustments in deferred revenue from Interoute and (iii) adjustments related to converting operating results from International Financial Reporting Standard ("IFRS") to U.S. GAAP.

(2) Pro forma adjustments include (i) net adjustments in deferred revenue and deferred costs from Interoute and (ii) adjustments related to converting operating results from IFRS to U.S. GAAP.

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